Filed Pursuant to Rule 424(b)(2)

Registration No. 333-277211

June 5, 2026

PRICING SUPPLEMENT

(To Product Supplement No. 2 dated May 8, 2024,

Equity Index Underlying Supplement dated February 21, 2024,

ETF Underlying Supplement dated February 21, 2024

Prospectus Supplement dated February 21, 2024 and

Prospectus dated February 21, 2024)

HSBC USA Inc.

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
$2,255,000 Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029
☐	Linked to the lowest performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® (each referred to as an “Underlying”)
☐	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called prior to maturity, whether you receive the face amount of your securities at stated maturity, will depend, in each case, on the closing value of the lowest performing Underlying on the relevant calculation day. The lowest performing Underlying on any calculation day is the Underlying that has the lowest performance factor on that calculation day, calculated for each Underlying as the closing value of that Underlying on that calculation day as a percentage of its starting value
☐	Contingent Coupon Payments. The securities will pay a contingent coupon payment on a monthly basis until the earlier of the stated maturity date or automatic call if, and only if, the closing value of the lowest performing Underlying on the calculation day for that month is greater than or equal to its coupon threshold value. However, if the closing value of the lowest performing Underlying on a calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment for the relevant month. If the closing value of the lowest performing Underlying is less than its coupon threshold value on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold value for each Underlying is equal to 75% of its starting value. The contingent coupon rate is 9.70% per annum
☐	Automatic Call. If the closing value of the lowest performing Underlying on any of the monthly calculation days scheduled to occur from December 2026 to May 2029, inclusive, is greater than or equal to its starting value, the securities will be automatically called for the face amount plus a final contingent coupon payment
☐	Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the closing value of the lowest performing Underlying on the final calculation day is greater than or equal to its downside threshold value. If the closing value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, you will lose more than 30%, and possibly all, of the face amount of your securities. The downside threshold value for each Underlying is equal to 70% of its starting value
☐	If the securities are not automatically called prior to maturity, you will have full downside exposure to the lowest performing Underlying from its starting value if its closing value on the final calculation day is less than its downside threshold value, but you will not participate in any appreciation of any Underlying and will not receive any dividends on securities included in any Underlying
☐	Your return on the securities will depend solely on the performance of the Underlying that is the lowest performing Underlying on each calculation day. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably
☐	All payments on the securities are subject to the credit risk of HSBC USA Inc. and you will have no ability to pursue the issuers of any securities included in any Underlying for payment; if HSBC USA Inc. defaults on its obligations, you could lose all or some of your investment
☐	No exchange listing; designed to be held to maturity or automatic call

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement, product supplement or underlying supplement. Any representation to the contrary is a criminal offense.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. You should refer to “Selected Risk Considerations” beginning on page PS-9 of this document and “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement, page PS-5 of the accompanying product supplement and page S-1 of the accompanying underlying supplement.

	Original Offering Price	Underwriting Discount (1)	Proceeds to HSBC
Per Security	$1,000.00	$23.25	$976.75
Total	$2,255,000.00	$52,428.75	$2,202,571.25

(1)	HSBC Securities (USA) Inc. will receive an underwriting discount of $23.25 per security, which it will pay to the agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), as a commission. The agent may resell the securities to other securities dealers at the original offering price less a concession of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agent’s Commission and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the prospectus supplement for information regarding how we may hedge our obligations under the securities.

The estimated initial value of the securities on the pricing date is $965.30 per security, which is less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Terms of the Securities—Estimated Initial Value” on page PS-4 and “Selected Risk Considerations” beginning on page PS-9 of this document for additional information.

HSBC Securities (USA) Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Terms of the Securities

Issuer:	HSBC USA Inc.
Market Measures:	The lowest performing of the State Street® SPDR® S&P 500® ETF Trust (Bloomberg ticker symbol “SPY”) (the “SPY”), the Russell 2000® Index (Bloomberg ticker symbol “RTY”) (the “RTY”) and the Nasdaq-100 Index® (Bloomberg ticker symbol “NDX”) (the “NDX”) (each referred to as an “Underlying,” and collectively as the “Underlyings”).
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Pricing Date:	June 5, 2026
Issue Date:	June 10, 2026
Final Calculation Day:	June 5, 2029, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date:	June 8, 2029, subject to postponement. The securities are not subject to redemption at the option of HSBC or repayment at the option of any holder of the securities prior to maturity or automatic call.
Contingent Coupon Payment:

On each contingent coupon payment date, unless the securities have been previously automatically called, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing value of the lowest performing Underlying on the related calculation day is greater than or equal to its coupon threshold value.

Each contingent coupon payment, if any, will be calculated per security as follows:

($1,000 × contingent coupon rate)/12.

Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing value of the lowest performing Underlying on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of the lowest performing Underlying is less than its coupon threshold value on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Rate:	9.70% per annum
Coupon Threshold Value:	$553.1625 with respect to SPY, 2,125.12575 with respect to RTY and 21,718.20 with respect to NDX, each of which is 75% of its starting value.
Contingent Coupon Payment Dates:	Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.
Calculation Days:	Monthly, on the 5th of each January, February, March, April, May, June, July, August, September, October, November and December commencing July 2026 and ending June 2029; provided that the June 2029 calculation day will be the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Automatic Call:

If the closing value of the lowest performing Underlying on any of the calculation days scheduled to occur from December 2026 to May 2029, inclusive, is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.
Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Maturity Payment Amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•       if the ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its downside threshold value:

$1,000; or

•       if the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing Underlying on the final calculation day

If the securities are not automatically called prior to maturity and the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlying, but you will have full downside exposure to the lowest performing Underlying on the final calculation day if the ending value of such Underlying is less than its downside threshold value.

Downside Threshold Value:	$516.285 with respect to SPY, 1,983.4507 with respect to RTY and 20,270.32 with respect to NDX, each of which is 70% of its starting value.
Lowest Performing Underlying:	For any calculation day (including the final calculation day), the “lowest performing Underlying” will be the Underlying with the lowest performance factor on that day.
Performance Factor:	With respect to an Underlying on any calculation day, its closing value on such day divided by its starting value (expressed as a percentage).
Starting Value:	$737.55 with respect to SPY, 2,833.501 with respect to RTY and 28,957.60 with respect to NDX, each of which was its closing value on the pricing date.
Ending Value:	With respect to each Underlying, its closing value on the final calculation day.
Closing Value:	With respect to an Index on any trading day, its closing level on that trading day; and with respect to a Fund on any trading day, its fund closing price on that trading day.
Closing Level:	With respect to an Index, closing level has the meaning set forth under “General Terms of the Securities — Certain Terms for Securities Linked to an Index — Certain Definitions” in the accompanying product supplement.
Fund Closing Price:	With respect to the Fund, the fund closing price, the closing price and the adjustment factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	Each calculation day (including the final calculation day) is subject to postponement due to non-trading days or the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	HSBC Securities (USA) Inc.
Estimated Initial Value:	The estimated initial value of the securities is less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. See “Selected Risk Considerations — The Estimated Initial Value Of The Securities, Which Was Determined By Us On The Pricing Date, Is Less Than The Original Offering Price And May Differ From The Market Value Of The Securities In The Secondary Market, If Any.”
Material U.S. Tax Consequences:	For a discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of the securities, see “U.S. Federal Income Tax Considerations” herein and “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.
Agent’s Commission and Other Fees:

HSBC Securities (USA) Inc. will receive an underwriting discount of $23.25 per security, which it will pay to the agent, Wells Fargo Securities, as a commission. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession of $17.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Settlement:	Delivery of the securities will be made against payment therefor in New York, New York on the issue date specified above, which is expected to be more than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	40447EMT0 / US40447EMT00

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Additional Information About HSBC USA Inc. and the Securities

This document relates to the offering of securities identified on the cover page. As a purchaser of a security, you will acquire an investment instrument linked to the lowest performing of the Underlyings. Although the offering relates to the Underlyings, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any Underlying, or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated February 21, 2024 (the “prospectus”), the prospectus supplement dated February 21, 2024 (the “prospectus supplement”), the product supplement No. 2 dated May 8, 2024 (the “product supplement”), the equity index underlying supplement dated February 21, 2024 (the “equity index underlying supplement”) and the ETF underlying supplement dated February 21, 2024 (the “ETF underlying supplement” and together with the equity index underlying supplement, the “underlying supplements”). If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, underlying supplements, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement and in “Risk Factors” beginning on PS-5 of the product supplement, page S-1 of the underlying supplements, page S-1 of the prospectus supplement and page 1 of the accompanying prospectus, as the securities involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

HSBC USA Inc. has filed a registration statement (including the product supplement, underlying supplements, prospectus and prospectus supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the product supplement, underlying supplements, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the underlying supplements, product supplement, prospectus supplement and prospectus if you request them by calling 1-212-525-8010.

References to “HSBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to HSBC USA Inc. and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires. References to “Index” or “Fund” in the underlying supplements will be references to “Underlying”.

You may access the product supplement, the underlying supplements, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated May 8, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924058672/tm2413644d20_424b2.htm

•	Equity index underlying supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025885/tm244959d3_424b2.htm

•	ETF underlying supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025949/tm244959d4_424b2.htm

•	Prospectus supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

•	Prospectus dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with contingent coupon payments at a rate of 9.70% per annum until the earlier of maturity or automatic call, if, and only if, the closing value of the lowest performing Underlying on the applicable calculation day is greater than or equal to 75% of its starting value;

▪	understand that if the securities are not automatically called prior to maturity and the ending value of the lowest performing Underlying on the final calculation day has declined by more than 30% from its starting value, they will be fully exposed to the decline in the lowest performing Underlying from its starting value and will lose more than 30%, and possibly all, of the face amount at maturity;

▪	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	understand that the securities may be automatically called prior to maturity beginning approximately six months after issuance and that the term of the securities may be limited;

▪	understand that the return on the securities will depend solely on the performance of the lowest performing Underlying on each calculation day and that they will not benefit in any way from the performance of the better performing Underlyings;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of the Underlyings;

▪	understand and are willing to accept the full downside risks of each Underlying;

▪	are willing to forgo periodic interest payments on the securities and dividends or other distributions paid on the Fund or the securities included in or held by any Underlying; and

▪	are willing to hold the securities to maturity or automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;

▪	require full payment of the face amount of the securities at maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated initial value as of the pricing date that is lower than the original offering price;

▪	are unwilling to accept the risk that the securities are not automatically called prior to maturity and the closing value of the lowest performing Underlying on the final calculation day may decline by more than 30% from its starting value;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Underlying;

▪	seek exposure to a basket composed of the Underlyings or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the lowest performing Underlying;

▪	are unwilling to accept the risk of exposure to the Underlyings;

▪	are unwilling to accept the credit risk of HSBC; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and “Risk Factors” in the accompanying underlying supplements, product supplement and prospectus supplement, for risks related to an investment in the securities. For more information about the Underlyings, please see “The Underlyings” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing value of the lowest performing Underlying on the related calculation day.

Step 1: Determine which Underlying is the lowest performing Underlying on the applicable calculation day. The lowest performing Underlying on any calculation day is the Underlying with the lowest performance factor on that day. The performance factor of an Underlying on any calculation day is its closing value on that day as a percentage of its starting value (i.e., its closing value on that day divided by its starting value).

Step 2: Determine whether a contingent coupon payment is payable on the applicable contingent coupon payment date based on the closing value of the lowest performing Underlying on the related calculation day, as follows:

If the securities have not been automatically called prior to maturity, then at maturity, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day. The lowest performing Underlying on the final calculation day is the Underlying with the lowest performance factor on the final calculation day. The performance factor of an Underlying on the final calculation day is its ending value as a percentage of its starting value (i.e., its ending value divided by its starting value).

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount payable on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Underlying on the final calculation day from its starting value to its ending value, assuming the securities have not been automatically called prior to maturity. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending value of the lowest performing Underlying on the final calculation day, whether the securities are automatically called prior to maturity, and whether you hold your securities to maturity. The performance of the better performing Underlyings is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page PS-5 of the accompanying product supplement, S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Maturity, You May Lose A Significant Portion Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If the securities are not automatically called prior to maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Underlying on the final calculation day.

If the securities are not automatically called prior to maturity and the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the value of the lowest performing Underlying from its starting value. The downside threshold value for each Underlying is 70% of its starting value. For example, if the securities are not automatically called prior to maturity and the lowest performing Underlying on the final calculation day has declined by 30.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, you will not receive any protection if the value of the lowest performing Underlying on the final calculation day declines significantly and you may lose a significant portion, and possibly all, of the face amount at maturity, even if the value of the lowest performing Underlying is greater than or equal to its starting value or its downside threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Underlying on the final calculation day is greater than its downside threshold value, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of HSBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the closing value of the lowest performing Underlying on the related calculation day is greater than or equal to its coupon threshold value. The coupon threshold value for each Underlying is 75% of its starting value. If the closing value of the lowest performing Underlying on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing value of at least one Underlying is less than its coupon threshold value on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Underlying And Will Be Negatively Affected If Any Underlying Performs Poorly, Even If The Other Underlyings Perform Favorably.

You are subject to the full risks of each Underlying. If any Underlying performs poorly, you will be negatively affected, even if the other Underlying perform favorably. The securities are not linked to a basket composed of the Underlyings, where the better performance of some Underlyings could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying is the Lowest Performing Underlying. As a result, the securities are riskier than an alternative investment linked to only one of the Underlyings or linked to a basket composed of the Underlyings. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlying, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying.

Your return on the securities will depend solely on the performance of the Lowest Performing Underlying. Although it is necessary for each Underlying to close at or above its respective Threshold Value on the calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying. The securities may underperform an alternative investment linked to a basket composed of the Underlyings, since in such case the performance of the better performing Underlying would be blended with the performance of the Lowest Performing Underlying, resulting in a better return than the return of the Lowest Performing Underlying alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underlyings.

It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

exhibit this relationship. The less correlated the Underlyings, the more likely it is that any one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlyings to perform poorly; the performance of the better performing Underlying is not relevant to your return on the securities. It is impossible to predict what the relationship between the Underlyings will be over the term of the securities. To the extent the Underlyings operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Underlying, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the value of the lowest performing Underlying on the final calculation day if its ending value is below its downside threshold value, you will not participate in any increase in the value of any Underlying over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Underlying.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlyings and the correlation among the Underlyings are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlying, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underlyings tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlyings or lower expected correlation among the Underlyings as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Underlying will be less than its coupon threshold value on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing value of at least one Underlying will be less than its downside threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Contingent Coupon Payment Date, A Call Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an Underlying will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) the third business day after the last final calculation day as postponed.

Risk Relating To The Credit Risk Of HSBC

The Securities Are Subject To The Credit Risk Of HSBC USA Inc.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in any Underlying for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Initial Value Of The Securities, Which Was Determined By Us On The Pricing Date, Is Less Than The Original Offering Price And May Differ From The Market Value Of The Securities In The Secondary Market, If Any.

The estimated initial value of the securities was calculated by us on the pricing date and is less than the original offering price. The estimated initial value reflects our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We determined the value of the embedded derivatives in the securities by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The Price Of Your Securities In The Secondary Market, If Any, Immediately After The Pricing Date Is Expected To Be Less Than The Original Offering Price.

The original offering price takes into account certain costs. These costs include the underwriting discount, our hedge counterparty’s projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the values of the Underlyings and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If HSBC Securities (USA) Inc. Or The Agent Were To Repurchase Your Securities Immediately After The Issue Date, The Price You Receive May Be Higher Than The Estimated Initial Value Of The Securities.

Assuming that all relevant factors remain constant after the issue date, the price at which HSBC Securities (USA) Inc. or the agent may initially buy or sell the securities in the secondary market, if any, and the value used for customer account statements, if any, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately three months after the issue date. This temporary price difference may exist because, in its discretion, HSBC Securities (USA) Inc. or the agent may elect to effectively reimburse to investors a portion of the estimated hedging cost and other costs in connection with the securities that will no longer be incurred over the term of the securities. This discretionary election will be made, and the temporary reimbursement period will be determined, on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of the estimated costs which may be effectively reimbursed to investors in this way may not be allocated ratably throughout the reimbursement period, and such reimbursement may be discontinued at any time, or the duration of the reimbursement period may be shortened after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current value of each Underlying, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Underlyings; volatility of the Underlyings; correlation among the Underlyings; economic and other conditions generally; interest rates; dividend yields on securities included in each Underlying; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of any or all of the Underlyings. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underlyings may not result in a comparable change in the value of the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Underlyings

The Performance Of The Fund May Not Correlate With The Performance Of Its Underlying Index As Well As The Net Asset Value Per Share Of The Fund, Especially During Periods Of Market Volatility.

Although the Fund is designed to track the performance of its Underlying Index, the performance of the Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in its Underlying Index and/or holding assets that are not included in its Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and its Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its net asset value per share; shares of the Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.

For the foregoing reasons, the performance of the Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the securities, to the extent dependent on the performance of the Fund, may not be the same as an investment directly in the securities, commodities, or other assets included in its Underlying Index or the same as a debt security with a return linked to the performance of its Underlying Index.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlyings And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Fund Or The Securities Included In Or Held By Any Underlying. Investing in the securities is not equivalent to investing in the Fund or the securities included in or held by any Underlying. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held shares of the Fund or the securities included in or held by any Underlying for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on an those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Fund or the securities included in or held by any Underlying would have.
•	Historical Values Of An Underlying Should Not Be Taken As An Indication Of Its Future Performance During The Term Of The Securities.
•	Changes That Affect An Underlying May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
•	We, The Agent And Our Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Or Held By An Underlying.
•	We, The Agent And Our Respective Affiliates Have No Affiliation With The Sponsor Of Any Underlying And Have Not Independently Verified Its Public Disclosure Of Information.
•	Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities.

Some of the equity securities included in the NDX are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities, such as the Notes, involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. HSBC Securities (USA) Inc., which is our affiliate, will be the calculation agent for the securities. As calculation agent, HSBC Securities (USA) Inc. will determine any values of the Underlyings and make any other determinations necessary to calculate any payments on the securities. In making these determinations, HSBC Securities (USA) Inc. may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events”, “—Certain Terms for Securities Linked to a Fund—Market Disruption Events,” and “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. In making these discretionary judgments, the fact that HSBC Securities (USA) Inc. is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and HSBC Securities (USA) Inc.’s determinations as calculation agent may adversely affect your return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the value of an Underlying.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in or held by an Underlying may adversely affect the value of such Underlying.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlying.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of an Underlying.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

•	An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials.

Risks Relating To Tax

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one reasonable approach, the securities should be treated as contingent income-bearing pre-paid executory contracts with respect to the Underlyings. HSBC intends to treat the securities consistent with this approach and pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as contingent income-bearing pre-paid executory contracts. Non-U.S. Holders should note that the entire amount of the contingent coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty), and neither we or our agents, nor Wells Fargo Securities, will pay any additional amounts in respect of such withholding.

For a discussion of the U.S. federal income and estate tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Hypothetical Returns

If the securities are automatically called prior to stated maturity:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the applicable call settlement date. If the securities are automatically called prior to the stated maturity date, your total return on the securities will equal any contingent coupon payments received prior to the applicable call settlement date and the contingent coupon payment received on such call settlement date.

If the securities are not automatically called prior to stated maturity:

If the securities are not automatically called prior to maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying on the final calculation day, the hypothetical maturity payment amount payable at maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Underlying on the final calculation day is its ending value expressed as a percentage of its starting value (i.e., its ending value divided by its starting value).

Hypothetical Performance Factor of Lowest Performing Underlying on Final Calculation Day	Hypothetical Maturity Payment Amount Per Security
200.00%	$1,000.00
175.00%	$1,000.00
150.00%	$1,000.00
125.00%	$1,000.00
100.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
69.99%	$699.90
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the maturity payment amount; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to maturity, the actual amount you will receive at maturity will depend on the actual starting value, downside threshold value and ending value of the lowest performing Underlying on the final calculation day. The performance of the better performing Underlyings is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to maturity. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. The following examples reflect the contingent coupon rate of 9.70% per annum and assume the hypothetical starting value, coupon threshold value and closing values for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or coupon threshold value. The hypothetical starting value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlying. The actual starting value and coupon threshold value for each Underlying are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Underlyings, see the historical information set forth under the section titled “The Underlyings” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing value of the lowest performing Underlying on the relevant calculation day is greater than or equal to its coupon threshold value and less than its starting value. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	SPY	RTY	NDX
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on relevant calculation day:	90.00	95.00	80.00
Hypothetical coupon threshold value:	75.00	75.00	75.00
Performance factor on relevant calculation day (closing value on relevant calculation day divided by starting value):	90.00%	95.00%	80.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the relevant calculation day.

In this example, the NDX has the lowest performance factor and is, therefore, the lowest performing Underlying on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlying on the relevant calculation day is greater than or equal to its coupon threshold value, but less than its starting value, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $8.08 per security, determined as follows: (i) $1,000 multiplied by 9.70% per annum divided by (ii) 12, rounded to the nearest cent.

Example 2. The closing value of the lowest performing Underlying on the relevant calculation day is less than its coupon threshold value. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	SPY	RTY	NDX
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on relevant calculation day:	69.00	125.00	105.00
Hypothetical coupon threshold value:	75.00	75.00	75.00
Performance factor on relevant calculation day (closing value on relevant calculation day divided by starting value):	69.00%	125.00%	105.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the relevant calculation day.

In this example, the SPY has the lowest performance factor and is, therefore, the lowest performing Underlying on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable continent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlying on the relevant calculation day is less than its coupon threshold value, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

addition, the securities would not be automatically called, even though the closing values of the better performing Underlyings on the relevant calculation day are greater than their starting values. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the closing value of the lowest performing Underlying on the relevant calculation day. The performance of the better performing Underlyings is not relevant to your return on the securities.

Example 3. The closing value of the lowest performing Underlying on the relevant calculation day is greater than or equal to its starting value. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	SPY	RTY	NDX
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on relevant calculation day:	115.00	105.00	130.00
Hypothetical coupon threshold value:	75.00	75.00	75.00
Performance factor on relevant calculation day (closing value on relevant calculation day divided by starting value):	115.00%	105.00%	130.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the relevant calculation day.

In this example, the RTY has the lowest performance factor and is, therefore, the lowest performing Underlying on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlying on the relevant calculation day is greater than or equal to its starting value, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,008.08 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the maturity payment amount payable at maturity, assuming that the securities have not been automatically called prior to maturity and assuming the hypothetical starting value, coupon threshold value, downside threshold value and ending value for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, coupon threshold value, downside threshold value or ending value. The hypothetical starting value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlying. The actual starting value, coupon threshold value and downside threshold value for each Underlying are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Underlyings, see the historical information set forth under the section titled “The Underlyings” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Underlying on the final calculation day is greater than its starting value. As a result, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment.

	SPY	RTY	NDX
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical ending value:	135.00	125.00	145.00
Hypothetical coupon threshold value:	75.00	75.00	75.00
Hypothetical downside threshold value:	70.00	70.00	70.00
Performance factor on final calculation day (ending value divided by starting value):	135.00%	125.00%	145.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the RTY has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its hypothetical downside threshold value, the maturity payment amount would equal the face amount. Although the hypothetical ending value of the lowest performing Underlying on the final calculation day is significantly greater than its hypothetical starting value in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than its coupon threshold value, you would receive a final contingent coupon payment on the stated maturity date.

Example 2. The ending value of the lowest performing Underlying on the final calculation day is less than its starting value but greater than its downside threshold value and coupon threshold value. As a result, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment.

	SPY	RTY	NDX
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical ending value:	115.00	110.00	90.00
Hypothetical coupon threshold value:	75.00	75.00	75.00
Hypothetical downside threshold value:	70.00	70.00	70.00
Performance factor on final calculation day (ending value divided by starting value):	115.00%	110.00%	90.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the NDX has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlying on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its hypothetical downside threshold value, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000.00 per security as well as the final contingent coupon payment otherwise due because the hypothetical closing value of the lowest performing Underlying on the final calculation day was greater than or equal to its hypothetical coupon threshold value.

Example 3. The ending value of the lowest performing Underlying on the final calculation day is less than its coupon threshold value but greater than its downside threshold value. As a result, the maturity payment amount is equal to the face amount of your securities.

	SPY	RTY	NDX
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical ending value:	120.00	110.00	72.00
Hypothetical coupon threshold value:	75.00	75.00	75.00
Hypothetical downside threshold value:	70.00	70.00	70.00
Performance factor on final calculation day (ending value divided by starting value):	120.00%	110.00%	72.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the NDX has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its hypothetical downside threshold value but less than its coupon threshold value, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000.00 per security but you would not receive a contingent coupon because the hypothetical closing value of the lowest performing Underlying on the final calculation day was greater than or equal to its downside threshold value but less than its hypothetical coupon threshold value.

Example 4. The ending value of the lowest performing Underlying on the final calculation day is less than its coupon threshold value and its downside threshold value, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment at maturity.

	SPY	RTY	NDX
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical ending value:	45.00	90.00	120.00
Hypothetical coupon threshold value:	75.00	75.00	75.00
Hypothetical downside threshold value:	70.00	70.00	70.00
Performance factor on final calculation day (ending value divided by starting value):	45.00%	90.00%	120.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the SPY has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical downside threshold value, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

$1,000 × performance factor of the lowest performing Underlying on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment since the hypothetical closing value of the lowest performing Underlying on the final calculation day was less than its coupon threshold value.

These examples illustrate that you will not participate in any appreciation of any Underlying, but will be fully exposed to a decrease in the lowest performing Underlying if the securities have not been automatically called prior to maturity and the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, even if the ending values of the other Underlyings have appreciated or have not declined below their respective downside threshold values.

To the extent that the actual starting value, coupon threshold value, downside threshold value and ending value of the lowest performing Underlying on the final calculation day differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

The Underlyings

The State Street® SPDR® S&P 500® ETF Trust

The State Street® SPDR® S&P 500® ETF Trust is an exchange-traded fund. The SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPY consists of a portfolio representing all 500 stocks in the S&P 500® Index. The SPY is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “SPY.

For more information about the SPY, see "SPDR® S&P 500® ETF Trust " beginning on page S-63 of the accompanying ETF Underlying Supplement.

Historical Data

We obtained the closing values of the SPY in the graph below from Bloomberg without independent verification. The historical performance of the SPY should not be taken as an indication of future performance, and no assurances can be given as to the closing value of the SPY on the calculation days. We cannot give you assurance that the performance of the SPY will result in the return of any of your investment.

The following graph sets forth daily closing values of the SPY for the period from January 1, 2021 to June 5, 2026. The closing value of the SPY on June 5, 2026 was $737.55.

Historical Performance of the State Street® SPDR® S&P 500® ETF Trust

Source: Bloomberg

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

The Russell 2000® Index

The Russell 2000® Index (“RTY”) is designed to track the performance of the small capitalization segment of the U.S. equity market. All 2,000 stocks are traded on a major U.S. exchange, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

For more information about the RTY, see “The Russell 2000® Index” beginning on page S-45 of the accompanying underlying supplement.

Historical Data

We obtained the closing levels of the RTY in the graph below from Bloomberg without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the closing level of the RTY on the calculation days. We cannot give you assurance that the performance of the RTY will result in the return of any of your investment.

The following graph sets forth daily closing levels of the RTY for the period from January 1, 2021 to June 5, 2026. The closing level of the RTY on June 5, 2026 was 2,833.501.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

The Nasdaq-100 Index®

The Nasdaq-100 Index® ("NDX") is a modified market capitalization-weighted index of 100 of the largest non-financial companies listed on the NASDAQ Stock Market based on market capitalization. It does not contain securities of financial companies (based on the Financials industry classification according to the Industry Classification Benchmark). Each underlying stock's influence on the level of the NDX is directly proportional to the value of its share weight.

For more information about the NDX, see "The Nasdaq-100 Index®" beginning on page S-30 of the accompanying Equity Index Underlying Supplement

Historical Data

We obtained the closing values of the NDX in the graph below from Bloomberg without independent verification. The historical performance of the NDX should not be taken as an indication of future performance, and no assurances can be given as to the closing value of the NDX on the calculation days. We cannot give you assurance that the performance of the NDX will result in the return of any of your investment.

The following graph sets forth daily closing levels of the NDX for the period from January 1, 2021 to June 5, 2026. The closing level of the NDX on June 5, 2026 was 28,957.60.

Historical Performance of the Nasdaq-100 Index®

Source: Bloomberg

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

U.S. Federal Income Tax Considerations

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income and estate tax consequences of the purchase, beneficial ownership, and disposition of the securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a contingent income-bearing pre-paid executory contract with respect to the Underlyings. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a contingent income-bearing pre-paid executory contract with respect to the Underlyings. Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities, other characterizations and treatments are possible and the timing and character of income in respect of the securities might differ from the treatment described herein. For example, securities that have a term of one year or less could be treated as short-term debt instruments for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Notes” in the accompanying prospectus supplement. Securities that have a term of more than one year could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the accompanying prospectus supplement.

We will not attempt to ascertain whether any Underlying or any of the entities whose stock is included in any Underlying would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If any Underlying or one or more of the entities whose stock is included in any Underlying were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Underlyings and the entities whose stock is included in the Underlyings and consult your tax advisor regarding the possible consequences to you if any Underlying or one or more of the entities whose stock is included in any Underlying is or becomes a PFIC or a USRPHC.

U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to U.S. holders (as defined in the accompanying prospectus supplement). Pursuant to the approach discussed above, we intend to treat any gain or loss upon maturity or an earlier sale, exchange, or call as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and your tax basis in the security. Any such gain or loss will be long-term capital gain or loss if you have held the security for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a security generally will equal your cost of the security. In addition, the tax treatment of the contingent coupons is unclear. Although the tax treatment of the contingent coupons is unclear, we intend to treat any contingent coupon, including on the stated maturity date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes.

Non-U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to non-U.S. holders (as defined in the accompanying prospectus supplement). Because the U.S. federal income tax treatment (including the applicability of withholding) of the contingent coupons is uncertain, the entire amount of the contingent coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). Neither we or our agents, nor Wells Fargo Securities, will pay any additional amounts in respect of such withholding.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta- one instruments and that are issued before January 1, 2027. Based on the Issuer’s determination that the securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. A determination that the securities are not subject to Section 871(m) is not binding on the Internal Revenue Service, and the Internal Revenue Service may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. It is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting an Underlying or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of an Underlying or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® SPDR® S&P 500® ETF Trust, the Russell 2000® Index and the Nasdaq-100 Index® due June 8, 2029

Validity Of The Securities

In the opinion of Mayer Brown LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities pursuant to the Senior Indenture referred to in the prospectus supplement dated February 21, 2024, and issued and paid for as contemplated herein, the securities offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated February 21, 2024, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated February 21, 2024.